Exhibit 99.1

Amarin Reports Fourth Quarter and Full Year 2023 Financial Results and Provides Business Update

-- Company Delivers Total Revenues of $75 Million in the Fourth Quarter and $306 Million for the Full-Year 2023 --

-- Reaffirms Year-End 2023 Cash Position of $321 Million and Full-Year Positive Cash Flow of $10 Million --

-- Company Reports Fourth Quarter 2023 Total Operating Expense of $50 Million --

-- Initiated Shareholder Approval Process to Execute a Share Repurchase Program of up to $50 Million by the End of the Second Quarter 2024 --

-- Company to Host Conference Call Today at 8:00 a.m. EDT --

DUBLIN, Ireland and BRIDGEWATER, N.J., February 29, 2024 -- Amarin Corporation plc (NASDAQ:AMRN), today announced financial results for the quarter and year ended December 31, 2023 and provided an update on the Company's operations.

“Our team is delivering operational momentum in the business. As previously announced in January, in Europe we are showing early signs of progress, particularly in Spain and the U.K.; our U.S. business is continuing its IPE market leadership; and our Rest of World (ROW) partners are advancing plans to maximize patient uptake,” said Patrick Holt, President & CEO of Amarin. “We have initiated the shareholder approval process to execute up to a $50 million share repurchase program. Our focus remains on building momentum in 2024 and beyond for Amarin.”

Financial Update

Total net revenue for the three months ended December 31, 2023 was $74.7 million, compared to $90.2 million in the corresponding period of 2022, a decrease of 17%. Net product revenue for the three months ended December 31, 2023 was $70.6 million, compared to $89.5 million in the corresponding period of 2022, a decrease of 21%. This decrease was driven primarily by a decrease in volume of VASCEPA sales to Amarin’s customers in the United States, which were adversely impacted by generic availability in the United States. USA net product revenue was $64.9 million for the three months ended December 31, 2023 compared to $88.0 million in the corresponding period of 2022. For the three months ended December 31, 2023, European net product revenue was $1.5 million and Rest of World (RoW) net product revenue was $4.2 million primarily from supply shipments to our partner Edding.

Amarin recognized licensing and royalty revenue of approximately $4.2 million for the three months ended December 31, 2023 compared to $0.7 million in the corresponding period of 2022 from VASCEPA-related regulatory milestones, including the cardiovascular risk reduction (CVRR) submission, and commercial sales from our partners in Canada, the China region and the Middle East.

Cost of goods sold for the three months ended December 31, 2023 was $29.6 million, compared to $26.6 million in the corresponding period of 2022. Amarin’s overall gross margin on net product revenue for the three months ended December 31, 2023 was 58%, compared with 70% for the corresponding period of 2022.

Selling, general and administrative expenses for the three months ended December 31, 2023 was $43.9 million, compared to $68.1 million in the corresponding period of the prior year. This decrease was primarily due to a reduction in costs from the elimination of our U.S. sales force as part of our organizational restructuring program and previous cost reduction plan, and was partially offset by ongoing investments to support commercial operations in Europe.

Research and development expenses for the three months ended December 31, 2023 were $5.8 million, compared to $5.2 million in the corresponding period of the prior year.

Under U.S. GAAP, Amarin reported a net loss of $5.8 million for the three months ended December 31, 2023, or basic and diluted loss per share of $0.01. This net loss includes $4.6 million in non-cash stock-based compensation. For the three months ended December 31, 2022, Amarin reported net income of $0.9 million, or basic and diluted earnings per share of $0.00. This net income included $6.6 million in non-cash stock-based compensation expense.

Excluding non-cash stock-based compensation expense and restructuring expense, non-GAAP adjusted net loss was $0.9 million for the three months ended December 31, 2023 or non-GAAP adjusted basic and diluted loss per share of $0.00, compared with non-GAAP adjusted net income of $7.3 million for the three months ended December 31, 2022, or non-GAAP adjusted basic and diluted earnings per share of $0.02. As of December 31, 2023, Amarin reported aggregate cash and investments of $321 million.

2024 Financial Outlook

Amarin continues to make progress on reducing operating expenses and managing its cash position and is on-track to deliver $40 million of annual savings based on the reduction in force announced in July 2023. With the recent cash preservation initiatives, Amarin reiterates its belief that current cash and investments and other assets are adequate to support continued operations, including the share repurchase program. We will continue to focus on cash preservation and prudently invest in the right opportunities which are value additive.

Conference Call and Webcast Information

Amarin will host a conference call on February 29, 2024, at 8:00 a.m. ET to discuss this information. The conference call can be accessed on the investor relations section of the company's website at www.amarincorp.com, or via telephone by dialing 888-506-0062 within the United States, 973-528-0011 from outside the United States, and referencing conference ID 996476. A replay of the call will be made available for a period of two weeks following the conference call. To listen to a replay of the call, dial 877-481-4010 from within the United States and 919-882-2331 from outside of the United States, and reference conference ID 49775. A replay of the call will also be available through the company's website shortly after the call.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk for patients worldwide. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world.

About VASCEPA®/VAZKEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first drug approved by the U.S. FDA for treatment of the studied high-risk patients with persistent cardiovascular risk despite being on statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed more than twenty million times. VASCEPA is covered by most major medical insurance plans. In addition to the United States, VASCEPA is approved and sold in Canada, China, Lebanon and the United Arab Emirates. In Europe, in March 2021 marketing authorization was granted to icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA. In April 2021 marketing authorization for VAZKEPA (icosapent ethyl) was granted in Great Britain (applying to England, Scotland and Wales). VAZKEPA (icosapent ethyl) is currently approved and sold in Europe in Sweden, Denmark, Finland, Austria, the UK, Spain and the Netherlands.

United States
Indications and Limitation of Use

VASCEPA is indicated:

•
As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and
•
established cardiovascular disease or
•
diabetes mellitus and two or more additional risk factors for cardiovascular disease.
•
As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

•
VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.
•
VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.
•
It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.
•
VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.
•
Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).

•
Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).
•
Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.
•
Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Europe

For further information about the Summary of Product Characteristics (SmPC) for VAZKEPA® in Europe, please click here.

Globally, prescribing information varies; refer to the individual country product label for complete information.

Additional Information Regarding Amarin Share Repurchase Agreement

The implementation of the repurchase agreement is conditional upon shareholder and UK court approval, as required under UK company law. The Company intends to accelerate its annual general meeting of shareholders early in the second quarter of 2024 in order to seek such shareholder approval, following which it will proceed with the requisite court process to undertake a reduction of capital in order to create the necessary distributable profits for the funding of the repurchases. Amarin anticipates that these steps could be completed by the end of the second quarter of 2024, with share repurchases commencing shortly thereafter. Following receipt of the requisite approvals, Cantor will purchase such ADSs in compliance with the safe harbor provisions of Rule 10b-18 of the U.S. securities laws and the terms of the approved repurchase contract. The repurchase program will conclude at such time as Cantor has purchased $50 million of ADSs, unless terminated earlier by either Amarin or Cantor, as provided for in the repurchase agreement. Subject to the necessary shareholder and court approvals being obtained, the repurchases will be funded out of distributable profits utilizing the Company’s existing cash resources. The repurchase program was approved by the Amarin board in compliance with UK company law regarding distributions and the maintenance of capital. A copy of the repurchase agreement will be available for inspection by Amarin’s shareholders at the registered office address of Amarin in the run up to the 2024 annual general meeting and, once entered into, will be available for inspection for at least 10 years from the date of such agreement.

Use of Non-GAAP Adjusted Financial Information

Included in this press release are non-GAAP adjusted financial information as defined by U.S. Securities and Exchange Commission Regulation G. The GAAP financial measure most directly comparable to each non-GAAP adjusted financial measure used or discussed, and a reconciliation of the differences between each non-GAAP adjusted financial measure and the comparable GAAP financial measure, is included in this press release after the consolidated financial statements.

Non-GAAP adjusted net (loss) income was derived by taking GAAP net loss and adjusting it for non-cash stock-based compensation expense and restructuring expense. Management uses these non-GAAP adjusted financial measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP adjusted financial measures provide investors with a better understanding of the company’s historical results from its core business operations.

While management believes that these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying performance of the company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s key achievements in 2023 and the potential impact and outlook for achievements in 2024 and beyond; Amarin’s 2024 financial outlook and cash position; Amarin’s overall efforts to expand access and reimbursement to VAZKEPA across global markets; and the overall potential and future success of VASCEPA/VAZKEPA and Amarin generally. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s annual report on Form 10-K for the full year ended 2023. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Implementation of the share repurchase program is subject to shareholder and UK court approval, which may not be obtained in a timely manner or at all; Cantor may be unable to repurchase some or all of the ADSs within the parameters provided for in the share repurchase agreement; and the share repurchase may not have the expected results.

Availability of Other Information About Amarin

Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media, and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor & Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com

-Tables to Follow-

CONSOLIDATED BALANCE SHEET DATA
(U.S. GAAP)
Unaudited *

	December 31, 2023	December 31, 2022
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$199,252	$217,666
Restricted cash	525	523
Short-term investments	121,407	91,695
Accounts receivable, net	133,563	130,990
Inventory	258,616	228,732
Prepaid and other current assets	11,618	19,492
Total current assets	724,981	689,098
Property, plant and equipment, net	114	874
Long-term investments	—	1,275
Long-term inventory	77,615	163,620
Operating lease right-of-use asset	8,310	9,074
Other long-term assets	1,360	458
Intangible asset, net	19,304	21,780
TOTAL ASSETS	$831,684	$886,179
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$52,762	$64,602
Accrued expenses and other current liabilities	204,174	192,678
Current deferred revenue	2,341	2,199
Total current liabilities	259,277	259,479
Long-Term Liabilities:
Long-term deferred revenue	2,509	13,147
Long-term operating lease liability	8,737	10,015
Other long-term liabilities	9,064	8,205
Total liabilities	279,587	290,846
Stockholders’ Equity:
Common stock	302,756	299,002
Additional paid-in capital	1,899,456	1,885,352
Treasury stock	(63,752)	(61,770)
Accumulated deficit	(1,586,363)	(1,527,251)
Total stockholders’ equity	552,097	595,333
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$831,684	$886,179

* Unaudited as a standalone schedule; copied from consolidated financial statements

CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(U.S. GAAP)
Unaudited *

	Three Months Ended December 31,		Year Ended December 31,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2023	2022	2023	2022

Product revenue, net	$70,555	$89,507	$285,299	$366,511
Licensing and royalty revenue	4,158	738	21,612	2,682
Total revenue, net	74,713	90,245	306,911	369,193
Less: Cost of goods sold	29,589	26,641	102,142	108,631
Less: Cost of goods sold - restructuring inventory	—	—	39,228	18,078
Gross margin	45,124	63,604	165,541	242,484
Operating expenses:
Selling, general and administrative (1)	43,941	68,131	199,938	304,416
Research and development (1)	5,791	5,239	22,219	30,411
Restructuring	229	(180)	10,972	13,526
Total operating expenses	49,961	73,190	233,129	348,353
Operating loss	(4,837)	(9,586)	(67,588)	(105,869)
Interest income	3,419	1,564	11,863	2,819
Interest expense	(2)	(1)	(8)	(15)
Other (expense) income, net	(1,029)	1,250	2,063	(740)
Loss from operations before taxes	(2,449)	(6,773)	(53,670)	(103,805)
(Provision for) benefit from income taxes	(3,332)	7,629	(5,442)	(1,998)
Net (loss) income	$(5,781)	$856	$(59,112)	$(105,803)
(Loss) earnings per share:
Basic	$(0.01)	$0.00	$(0.15)	$(0.26)
Diluted	$(0.01)	$0.00	$(0.15)	$(0.26)
Weighted average shares outstanding:
Basic	408,485	399,491	407,655	401,155
Diluted	408,485	401,696	407,655	401,155

* Unaudited as a standalone schedule; copied from consolidated financial statements
(1)

Excluding non-cash stock-based compensation, selling, general and administrative expenses were 187,445 and 282,076 for 2023 and 2022, respectively, and research and development expenses were 18,032 and 25,946, respectively, for the same periods.

RECONCILIATION OF NON-GAAP NET (LOSS) INCOME
Unaudited

	Three months ended December 31,		Year Ended December 31,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2023	2022	2023	2022

Net (loss) income for EPS - GAAP	$(5,781)	$856	$(59,112)	$(105,803)
Stock-based compensation expense	4,646	6,612	16,680	26,805
Restructuring Inventory	—	—	39,228	18,078
Restructuring expense	229	(180)	10,972	13,526
Advisor Fees	—	—	6,270	—
Adjusted net (loss) income for EPS - non-GAAP	$(906)	$7,288	$14,038	$(47,394)

Basic and diluted

(Loss) earnings per share:
Basic - non-GAAP	$(0.00)	$0.02	$0.03	$(0.12)
Diluted - non-GAAP	$(0.00)	$0.02	$0.03	$(0.12)

Weighted average shares:
Basic	408,485	399,491	407,655	401,155
Diluted	408,485	401,696	422,966	401,155